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                             FOURTH AMENDMENT TO LEASE




    THIS FOURTH AMENDMENT TO LEASE (this "Amendment") is made as of this 3RD day of December, 1996 by and between KEYSTONE - OHIO PROPERTY HOLDING CORP., an
Ohio corporation (successor to MLH INCOME REALTY PARTNFRSHIP V) having an address at c/o RREEF Management Company, 2218 Dividend Drive, Columbus, Ohio 43228 ("Landlord") and UNITED STATIONERS SUPPLY CO. (successor to Associated Stationers, Inc.), an Illinois corporation having an address at 2200 East Golf Road, Des Plaines, Illinois 60016 ("Tenant").


                                     WITNESSETH:

    WHEREAS, Westbelt Business Park Joint Venture, as predecessor-in-interest to Landlord, and Boise Cascade Corporation, as predecessor-in-interest to Tenant, entered into a Lease Agreement dated May 10, 1984, as amended by an Amendment to Lease dated September, 1985, a Second Amendment to Lease dated as of March 19, 1986, a Renewal of Lease dated May 23, 1989 and a Third Amendment to Lease dated as of August 11, 1994 (collectively, as amendcd, the "Lease") with respect to certain premises consisting of approximately 126,665 square feet of space (the "Leased Premises") in the building (the "Building") located at 1634 Westbelt Drive, Columbus, Ohio, as more particularly described in the Lease; and

    WHEREAS, Landlord and Tenant desire to amend the Lease with respect to (i) the addition to the Leased Premises of certain premises in the building located at 1622 Westbelt Drive (the "Expansion Building") consisting of approximately 45,000 rentable square feet of space as more particularly shown on Exhibit "A" attached hereto and made a part hereof (the "Expansion Space") and (ii) as otherwise provided in this Amendment.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. NO CONFLICTS WITH LEASE. The provisions of this Amendment shall supersede any inconsistent provisions contained in the Lease, whether such inconsistent provisions are contained in the printed portion of the Lease or any addendum, rider or exhibit annexed thereto. All capitalized items not otherwise defined herein shall have the respective meanings ascribed to them iii the Lease.

     2.  EXPANSION SPACE.    Effective from and after January 2, 1997, the
Lease shall be amended so that (i) the Leased Premises shall be increased by the Expansion Space, (ii) the term "leased premises" as used in the Lease shall be stipulated to include the Expansion Space and (iii) Exhibit "A" of the Lease shall be amended by adding Exhibit "A" annexed hereto and made a part hereof.

     3.  BASE RENT.     Effective from and after January 2, 1997, Tenant shall
pay base rent on the Expansion Space (in addition to all other rent payable pursuant to the Lease) as follows:

                          Annual              Monthly
          Period        Base Rental         Base Rental         PSF
          ------        -----------         -----------         ---
    1/2/97-8/31/97      $90,000.00          $7,500.00           $2.00
    9/1/97-8/31/99      $128,250.00         $10,687.50          $2.85


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     4.  OPERATING EXPENSES.  As provided in Paragraph 3(e) of the Lease,
Tenant shall pay its pro rata share of all operating expense for the Building; provided, however, that, in the ease of the Expansion Space, Tenant's pro rata share and the operating expenses shall be determined with reference to the Expansion Building, not the Building.

    5. CONDITION OF THE LEASED PREMISES. Landlord agrees to provide the following improvements to the Expansion Space prior to its delivery to Tenant.

    a. Additional metal halide lighting to result in a lighting level consistent with existing premises;
    b.   Separate service panel for Expansion Space;
    c.   Demising wall at south end of Expansion Space;
    d. Two additional six-foot, manual levelers at location selected by Tenant;
    e.   Dock shelters in good condition for all loading doors; and
    f. HVAC, plumbing and electrical building systems in good working order and condition.

Otherwise, Tenant acknowledges and agrees that it shall accepting possession of the Expansion Space in its present "as-is" condition as suitable for Tenant's intended use and occupancy thereof. Tenant's occupancy of the Expansion Space shall be conclusive proof that same has been so accepted by Tenant, is in satisfactory condition arid complies fully with Landlord's covenants and obligations. Tenant acknowledges that Landlord shall have no obligation to perform any tenant improvement work of any kind in connection with Tenant's occupancy of the Expansion Space, except as specifically set forth herein, and Tenant, at Tenant's sole cost and expense, shall perform all necessary or desirable work in connection with preparing the Expansion Space for its occupancy.

    6.   EXTENSION OPTION.   The Extension Option stated in Paragraph 7 of the
Third Amendment shall apply to the Expansion Space as well and is hereby reaffirmed in its entirety.

    7. RIGHT OF FIRST REFUSAL. Paragraph 8 of the Third Amendment regarding a right of first refusal is hereby deleted in its entirety.

    8.   EXCULPATION.   Notwithstanding anything contained in the Lease to the
contrary, Tenant agrees that it shall look solely to the estate and property of the Landlord in the land and building comprising the Building of which the Leased Premises are a part for the collection of any judgment (or any other Judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord and no other property or estates of Landlord or any of its trustees, board of directors, officers, investment managers, beneficiaries, agents, employees, partners (general or limited), affiliates, shareholders or joint venturers shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies. In the event of any sale of the Building or a lease thereof by Landlord, Landlord shall be entirely freed, relieved and released of all covenants and obligations of Landlord hereunder.

    9. NO AGREEMENT UNTIL EXECUTED. This Amendment shall not constitute an agreement by Landlord and shall not be binding upon Landlord unless and until this Amendment shall be executed by Landlord and Tenant, and shall be delivered by Landlord to Tenant.

    10. BINDING EFFECT. This Amendment shall not be changed orally, and shall be binding upon and inure to the benefit of Landlord arid Tenant, their respective heirs, successors and, as permitted their assigns. Tenant hereby confirms that it has assumed the performance of all of the terms, covenants and conditions of the Lease and agrees to perform all of the terms, covenants and conditions of the Lease with the same effect as though Tenant had executed the Lease as the tenant originally named therein.

    11. INCORPORATION. Except as herein expressly amended or modified the terms and

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conditions of the Lease are hereby ratified and confirmed and shall remain in full force and effect.


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    IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

                                   LANDLORD:

                                   KEYSTONE-OHIO PROPERTY HOLDING CORP.
                                  an Ohio corporation

                                   By:  RREEF MANAGEMENT COMPANY,
                                        a California corporation
WITNESS/ATTEST:



(Printed Name)                     By:

                                   Title:

                                   Date:


                                   TENANT:
                                   UNITED STATIONERS SUPPLY CO.


WITNESS:

                                   By:

                                   Name:
(Printed Name)
                                   Title:


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                                     EXHIBIT "A"

                                   EXPANSION SPACE



Exhibit A is intended only to show the general Iayout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Section 17.2 with respect to arrangements and/or locations of publIc parts of the Building and changes in such arrangements and/or locations. It is not to be scaled, any measurements or distances shown should he taken as approximate.







               LEASED PREMISES APPROXIMATELY 45,000 Square Feet